acciona

Pioneers in development and sustainability

Acquisition of 10% stake in Endesa, S.A.

September 26, 2006

acciona
Pioneers in development and sustainability

Disclaimer

This presentation contains statements that constitute forward looking statements in its general meaning and within the meaning of Spanish Applicable Law regarding securities markets.  These statements appear in a number of places in this document and include statements regarding the intent, belief or current expectations, estimates regarding future growth in the energy industry and the global business, market share, financial results and other aspects of the activity and situation relating to ACCIONA, S.A. (“ACCIONA”) and Endesa, S.A. (“Endesa”).  The forward-looking statements in this document can be identified, in some instances, by the use of words such as “expects”, “anticipates”,
“intends”, and similar language or the negative thereof or by forward-looking nature of discussions of strategy, plans or intentions.

Such forward looking statements are not guarantees of future performance and involve risks and uncertainties and actual results may differ materially from those in the forward looking statements as a result of various factors.

Analysts and investors are cautioned not to place undue reliance on those forward looking statements which speak only as of the date of this presentation.  ACCIONA undertakes no obligation to release publicly the results of any revisions to these forward looking statements which may be made to reflect events and circumstances after the date of this presentation, including, without limitation, change in
ACCIONA’s business or acquisition strategy to reflect the occurrence of unanticipated events.
Shareholders, analysts and investors are encouraged to consult ACCIONA’s Annual Accounts as well as periodic filings filed with the Spanish Market Regulator.

This presentation does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any security, nor is it a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

This release, publication or distribution of this presentation in certain jurisdictions may be restricted by law and therefore persons in any such jurisdiction into which this presentation is released, published or distributed should inform themselves about and observe such restrictions.

Table of contents

4.   Acciona´s value creation track record

1.   Key Transaction Terms

3.   Financial Impact

5.   Conclusions

2.   Transaction Rationale

Key Transaction Terms

Market acquisition of 10% stake in Endesa at €32 per share,
representing a total investment of €3,388 million

Acciona to become one of the reference shareholders of Endesa

Acquisition cost of €3,388 million financed through a bridge facility to be refinanced on a non recourse structure:

Non recourse debt        80%

Equity                                 20%

In addition Acciona has committed up to €435 million, as additional contingent equity, in order to secure the long term financing

Cost of debt after tax 3.15%

Transaction Rationale

Attractive growth prospects for global power sector

Strong fundamentals for Spanish electricity demand and tariff increases

Endesa: a global leader

Business Plan 2005-2009: strong recurrent growth with upside potential

Strong commitment to value creation and shareholder return- proven track record

Acciona: a global leader in renewable energies

Strategic acquisition, strong commitment with energy sector

7000
6000
5000
4000
3000
2000
1000
0
1971
2002
2010
2020
2030
Oil
Gas
Coal
Renewables
Nuclear
Hydro

1,975
2,899
4,784
OECD
Developing Countries
World

Attractive Growth Prospects

World primary energy demand is projected to expand by 60% by 2030

Global power sector will need 4,800 GW of new capacity by 2030 representing investments above $9.0 trillion

History

Projections

World Primary Energy Demand (Mtoe)

Generation Capacity (GW) 2003-2030

Source: IEA World Energy Outlook 2004

300
290
280
270
260
250
240
230
220
CAGR: 4%
251
261
272
283
294
2006E
2007E
2008E
2009E
2010E

acciona
Pioneers in development and sustainability

Spanish Power Sector Fundamentals

Spain is the 5th largest power market in Europe

Electricity demand CAGR 4% forecast for 2006 - 2010

Spanish electricity market demand  (TWh)

Source: Santander Investment Bolsa estimates

To eliminate tariff deficit electricity prices should increase 3% - 6%
CAGR in 2006 -2010

Full tariff liberalisation by 2011

Endesa is a global leader in the electricity sector:

#1 in Spanish

#3 in Italian

#3 in French

#1 in Latam

46GW of total installed capacity

185,264 GWh produced

23 million of costumers

Endesa Company Overview

Endesa holds a privileged position in the Spanish utility market:

38% share in electricity generation

43% share in distribution

41% share in sales to end customers

Most competitive and efficient generation portfolio in the sector

Diversified generation mix

Positive cash flow generation in all businesses

Strong commitment to value creation and shareholder return

Business Plan 2005-2009: strong recurrent growth with upside potential

EDF 134
E.On 84
RWE 83
Enel 66
Suez 62
Endesa 53
Iberdrola 38

EDF 125
Suez 58
E.On 54
Enel 53
Endesa 46
RWE 34
Iberdrola 27

acciona

Global Leader

EV(€ billion)

Global installed capacity (GW)

Global Leader

Geographic presence

EBITDA 2005

Endesa Company Overview

Iberia Electricity

Generation (Capacity)

Hydro                                    5,379 MW

Conventional fossil-fuel  12,632 MW

Nuclear                                 3,397 MW

Renewables & Co-gen      1,007 MW

Total                                  22,416 MW

Production                    100,868 GWh

Energy distr.                 101,258 GWh

Total Customers                        12 mn

Iberia                                                    2005

Revenues                                  €8,761 million

EBITDA                               €3,266 million

Spain Gas

Commercialization

12% market share

18,558 GWh sold

Supply

6 bcm supply contracts

Shares in new re-gasification terminals (10bcm)

Other Business

Bolonia Real Estate

Endesa Company Overview

Italy

Inst. Capacity    6,590 MW

Production      23,362 GWh

Energy dist.    30,911 GWh

France

Inst. Capacity     2,477 MW

Production        8,689 GWh

Energy dist.    16,310 GWh

Poland

Inst. Capacity       330 MW

Energy dist.      1,698 GWh

Morocco

Inst. Capacity       400MW

Turkey

Inst. Capacity        120 MW

Europe

Europe                                                 2005

Revenues                €3,598 million

EBITDA                           €887 million

Endesa Company Overview

Chile

Inst. Capacity    4,477 MW

Customers             1.4 mn

Argentina

Inst. Capacity     4,493 MW

Customers              2.2 mn

Brazil

Inst. Capacity      1,039 MW

Customers               4.6 mn

Colombia

Inst. Capacity       2,657 MW

Customers                2.1 mn

Peru

Inst. Capacity      1,429 MW

Customers               0.9 mn

Latin America

Latam                                             2005

Revenues           €5,149 million

EBITDA                  €1,878 million

acciona
Pioneers in development and sustainability

Business Plan 2005 - 2009

Key financial targets:

EBITDA: CAGR 10-11%

Net Income: CAGR 12%

Dividend policy:

Ordinary 12% CAGR

100% of capital gains from disposals

Gearing: < 1,4x

Investment Plan of €14,600 million:

Spain and Portugal €10,300 million

Latin America €2,500 million

Europe €1,800 million

Increase in generation capacity:

Spain and Portugal: 6,250 MWs (+28%)

Latin America 589 MWs (+4%)

Europe 1,755 MWs (+18%)

Source: Endesa 1H 2006 results managament presentation

2005 Annual Report

CAGR 13%
8,330
6,930
6,020
4,521
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
2004
2005
2006T
2009T

CAGR: 18%
2,880
2,420
1,841
1,253
3000
2500
2000
1500
1000
500
0
2004
2005
2006T
2009T

acciona
Pioneers in development and sustainability

Business Plan 2005 - 2009

EBITDA (€m)

*Excludes capital gains from asset sales: €1,341 M in 2005, €480 M in 2006, €120 M in 2009

2006T-2009T: Endesa managament targets

Net Income (€m)*

9000
8000
7000
6000
5000
4000
3000
2000
1000
0
6,930
+3%
6,725
8,330
+11%
7,500
2006T
2009T
Previous target
New target

3500
3000
2500
2000
1500
1000
500
0
2,800
+21%
2,400
3,000
+36%
2,200
2006T
2009T
Previous Target
New Target

8000
7000
6000
5000
4000
3000
2000
1000
0
4,459
3,003
+65
+67%
7,359
5,003
Previous Target
New Target
Ordinary
Capital gains

New Financial Targets

EBITDA (€m)

Net Income

Dividend payment 06 -09*

*Total dividends 2005-2009: €9,900 m; 2005 dividend paid: €2,541 million

2006T-2009T: Endesa managment targets

Business Plan 2005 - 2009

Key financial targets to be achieved through:

Increased activity:

Generation (+19%)

Distribution

Supply

Increased margins

Improved operating efficiency

Contribution margin

Cost improvement

Regulatory improvement

6,020
1,878
31%
887
15%
3,266
54%
6,930
+15%
2,080
30%
+11%
1,100
16%
+24%
3,750
54%
+15%
8,330
2,370
29%
1,370
16%
4,590
55%
2005
2006T
2009T

Business Plan 2005 - 2009

Latin America

Europe

Iberia

EBITDA (€m)

+8% CAGR

+9% CAGR

+11% CAGR

+6% CAGR

Source: Endesa 1H 2006 results managment presentation

2005 Annual Report

2006T-2009T: Endesa managament targets

Strong Commitment to Value Creation

EBITDA CAGR 10-11%

Net income CAGR 12%

Ordinary dividend growth

Conservative gearing ratio < 1.4x

Management team highly aligned with share price performance

+ €7,000 million

3500
3000
2500
2000
1500
1000
500
0
3,000
CAGR:20%
1,200
2004
Target 2009

Business Plan 2005 - 2009

Endesa Growth in renewables

Endesa Spanish Renewables Plan (MW)

462 MW under construction

1,365 MW with concluded administrative proceedings

2,688 MW under administrative proceedings

Δ

Others 24,6%
Iberdrola 32,0%
Gas Natural 2,7%
Gamesa 2,8%
UF Enel 3,8%
EDP 7,1%
Endesa 8,7%
Acciona 18.0%

5.000
4.500
4.000
3.500
3.000
2.500
2.000
1.500
1.000
500
0
4,557
CAGR 09E/05: +25.2%
2,008
1H2006
2009E
Attributable MWs

acciona

Acciona Energía

EBITDA

94.9%

317

122

67.5%

P&L (€ m)

  (%)

2004

2005

238

531

EBT

49

139

183.1%

Margin

Margin

38.5%

44.8%

15.5%

26.2%

Sales

2005 Wind Market Share

2,846

Total Energy

210

Total Other Energies

115

Cogeneration

3

Solar

33

Biomass

59

Mini-hydro

2,636

Total Wind Power

415

International Wind Power

2,221

Spanish Wind Power

(Total Installed MW)

30 June 2006

Acciona Wind development plan

acciona
Pioneers in development and sustainability

Transaction Rationale: Strategic Investment

Global Energy market with very attractive growth prospects

Acciona is a world leader in renewable energy

Attractive fundamentals of Spanish electricity market:

Demand growth rates

Significant tariff increases

Full liberalisation by 2011

Strong growth in renewables

Increase of remuneration to distribution

A key shareholder of Endesa

The transaction is consistent with Acciona´s growth in the sector

The acquisition strengthens our industrial project for the transition to a sustainable energy model

8.3 x
6.9 x

11.7 x
11.3 x

3.7%
1.7%
5.4%
Ordinary
Extraordinary
Total

Financial Analysis

10%

% acquired

€ 3,388

Total investment

3.15%

After tax cost LT debt

4.85%

Average cost of LT debt

€ 32

Price per share

105.9 million

N° of shares

Implied multiples*

EV/EBITDA

Yearly Div. Yield 05-09 (%)

P/E

* According to Endesa’s business plan

2006T-2009T: Endesa managament targets

60
50
40
30
20
10
0
46,9
51.5
36.4
44.9
2006
Union Fenosa
Iberdrola
EDP
Average

50
45
40
35
30
25
20
15
10
5
0
56.1
52.7
43.7
50.8
2006
Union Fenosa
Iberdrola
EDP
Average

Comparable multiples analysis in Iberian market

Implicit Endesa price in terms of

EV/EBITDA

Implicit Endesa price in terms of

P/E

*Source: Average estimates of Citigroup, UBS and Credit Suisse

50
45
40
35
30
25
20
15
10
5
0
45.2
47.3
31.8
41.4
2007
Union Fenosa
Iberdrola
EDP
Average

50
45
40
35
30
25
20
15
10
5
0
42.9
39.3
33.0
38.4
2007
Union Fenosa
Iberdrola
EDP
Average

acciona
Pioneers in development and sustainability

Comparable multiples analysis in Iberian market

Implicit Endesa price in terms of

EV/EBITDA

Implicit Endesa price in terms of

P/E

*Source: Average estimates of Citigroup, UBS and Credit Suisse

60
50
40
30
20
10
0
46.6
49.1
31.8
42.5
2008
Union Fenosa
Iberdrola
EDP
Average

50
45
40
35
30
25
20
15
10
5
0
44.6
43.0
35.9
41.2
2008
Union Fenosa
Iberdrola
EDP
Average

acciona

Comparable multiples analysis in Iberian market

*Source: Average estimates of Citigroup, UBS and Credit Suisse

Implicit Endesa price in terms of

EV/EBITDA

Implicit Endesa price in terms of

P/E

Ordinary Dividend

2006E

Dividend Yield* (%)

Implied XX share price

€1.27/share

3.2%

€39.7/share

2007E

3.6%

€1.46/share

€40.5/share

*Average dividend yield estimate of Union Fenosa, Iberdrola, EDP

70
60
50
40
30
20
10
0
45.7
41.9
57.4
05
06
05
ACS/U.Fenosa
Suez/Electrabel

70
60
50
40
30
20
10
0
37.7
46.1
30.8
05
06
05
ACS/U.Fenosa
Suez/Electrabel

Comparable transactions analysis

Implicit Endesa price in terms of

EV/EBITDA

Average

48.3

Average

38.2

Implicit Endesa price in terms of

P/E *

* Net income adjusted by capital gains

* * Unión Fenosa IBES Consensus Estimates

* *

* *

20%
10%
0%
14.6%
12.4%
13.7%
2007E
2008E
2009E

acciona

Financial Impact

EPS Accretion/ Dilution *

*  No synergies nor goodwill considered. Consolidation per Dividend accounting method

Source:  Dividends according to Endesa’s Business Plan on an avg yearly basis

The statement as to financial accretion/dilution is not intended to mean that Acciona’s future cash earnings per share will necessarily exceed/decrease or match those of any prior year

Financial Impact

Balance sheet

No synergies considered

Dividend accounting

Research reports average 2006 estimated EBITDA

In addition Acciona has committed up to €435 million, as additional contingent equity in order to secure the long term financing

4,650

1,918

Non recourse debt

1,199

1,199

Cash

1.82x

0.90x

Total Net Debt Gearing

0.55x

0.37x

Corporate Net Gearing

3,207

2,551

Corporate debt

3,647

3,647

Net Equity

16,419

13,031

Total Assets

6,658

3,270

Total Net Debt

Acciona post-
Endesa

30.06.06

Acciona pre-
Endesa

30.06.06

(€million)

112.0
11.4x
9.8
1997
2006
112.0
2,1x
53.8
2004
2006

2,900
9.1x
318
Investment
Exit
5,307
2.0x
2,701
Investment
SotP(2)
1,200
2.1x
566
Investment

ACCIONA´s Value Creation Track Record

Shareholder´s IRR

IRR*: 32%

IRR*: 50%

Value created

IRR: 76%

IRR: 62%

Airtel (€m)

Acciona Energy (€m)*

IRR: 34%

FCC (€m)

* Including dividends

*Acquisition of EHN and CESA and capex invested to date

(2)Average valuation of ANA Energía of: Merrill Lynch, Deutsche Bank, Fidentiis and Kepler

Conclusions

A unique opportunity to invest in excellent energy assets in a leading company

Strategic acquisition:

Key shareholder in a global utility

Significant step in Acciona´s strategy to become a key player in the energy market

Consistent with our growth strategy in the electricity sector

Unique platform to lead the transition to a sustainable energy model

Accretive EPS transaction from the first year

Positive net cash flow from the first year

Creates value for Acciona shareholders